                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for use of the
     Commission only [as permitted by
     Rule 14a-6(e)(2)]

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                            Young Broadcasting Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            YOUNG BROADCASTING INC.

                               ---------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 2001

                               ---------------

To the Stockholders of Young Broadcasting Inc.:

   The Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of KRON-TV, 1001 Van Ness Avenue, San Francisco, California at 9:00 a.m., local time, on Friday, May 11, 2001, for the following purposes:

      1. To elect nine directors of the Company to serve for a term of one year.

      2. To approve a new Employee Stock Purchase Plan.

      3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

      4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 9, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                         By Order of the Board of Directors,

                                         /s/ JAMES A. MORGAN

                                         JAMES A. MORGAN
                                         Secretary

New York, New York
April 10, 2001


 Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                            YOUNG BROADCASTING INC.

                               ---------------

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                                 To Be Held On
                                 May 11, 2001

                               ---------------

                                 INTRODUCTION

   This proxy statement and the accompanying proxy card are being furnished to the holders of Class A and Class B Common Stock of Young Broadcasting Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use in voting at the 2001 Annual Meeting of Stockholders to be held at the offices of KRON-TV, 1001 Van Ness Avenue, San Francisco, California at 9:00 a.m., local time, on Friday, May 11, 2001, or all adjournments or postponements thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

   Holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 9, 2001 are entitled to vote at the meeting. As of such record date, there were 14,306,621 shares of Class A Common Stock and 2,276,386 shares of Class B Common Stock outstanding.

   The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.

   Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

   Adam Young and Vincent Young together beneficially possess approximately 56% of the aggregate votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Adam Young and Vincent Young alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Adam Young and Vincent Young have advised the Company that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

   The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

   The principal executive offices of the Company are at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 12, 2001.

                             ELECTION OF DIRECTORS

   Nine directors will be elected at the 2001 annual meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company.

                           Director Principal occupation and business
 Name of Nominee       Age  Since   experience during the past five years
 ---------------       --- -------- -------------------------------------
 Vincent J. Young       53   1986   Chairman of the Company since its inception
                                    in 1986, member of the Compensation
                                    Committee of the Company, and director and
                                    Chairman of each of the Company's corporate
                                    subsidiaries. Mr. Young has served from
                                    1980. Vincent Young is the son of Adam
                                    Young.

 Adam Young             87   1986   Treasurer of the Company since its
                                    inception, and director and Treasurer of
                                    each of the Company's corporate
                                    subsidiaries. Mr. Young is also President
                                    and Treasurer of Adam Young Inc., which he
                                    founded in 1944.

 Ronald J. Kwasnick     54   1994   President of the Company since its
                                    inception, and Vice Chairman of each of the
                                    Company's corporate subsidiaries other than
                                    Adam Young Inc., for which he serves as
                                    Executive Vice President.

 James A. Morgan        52   1998   Executive Vice President and Secretary of
                                    the Company since March 1993, and Executive
                                    Vice President and Secretary of each of the
                                    Company's corporate subsidiaries. From 1984
                                    until joining the Company, he was a
                                    director and Senior Investment Officer at
                                    J.P. Morgan Capital Corporation involved in
                                    investing the firm's own capital in various
                                    leveraged and early growth stage companies.

 Bernard F. Curry       82   1994   Chairman of the Audit Committee of the
                                    Company. Mr. Curry served from 1982 as a
                                    director and from December 1992 as the
                                    Chairman of the Audit Committee of Morgan
                                    Trust Company of Florida, N.A. until it was
                                    merged into J.P. Morgan Florida FSB (now
                                    J.P. Morgan FSB) in January 1994. He has
                                    served the surviving bank, which is an
                                    indirect wholly-owned subsidiary of J.P.
                                    Morgan & Co. Incorporated, in the same
                                    capacities since August 1991.

 Alfred J. Hickey, Jr.  64   1994   Chairman of the Compensation and Stock
                                    Option Committees of the Company. Mr.
                                    Hickey is currently a private investor. He
                                    was Vice-President--Institutional Sales of
                                    Legg Mason, a brokerage firm, from May 1990
                                    to May 1991. Mr. Hickey was a private
                                    investor from May 1991 to June 1993, when
                                    he became the Vice President--International
                                    Sales of Southeast Research Partners, a
                                    brokerage firm, in which capacity he served
                                    until October 1994.

 David C. Lee           35   1998   Member of the Audit Committee of the
                                    Company. Mr. Lee has been a managing
                                    director of Sandler Capital Management, a
                                    private investment and money management
                                    firm specializing in media, communications,
                                    and technology since January 1999. Prior
                                    thereto, he was a Managing Director of
                                    Lazard Freres & Co. LLC, leading investment
                                    banking firm where he served in various
                                    capacities from March 1988 to October 1994
                                    and from April 1996 to December 1998. From
                                    November 1994 to March 1996, Mr. Lee was a
                                    Managing Director of Toronto Dominion Bank,
                                    U.S.A. Division, where he headed the
                                    mergers and acquisitions group.

                        Director Principal occupation and business
 Name of Nominee    Age  Since   experience during the past five years
 ---------------    --- -------- -------------------------------------
 Leif Lomo           71   1994   Member of the Audit Committee of the Company.
                                 From 1987 to 1994, Mr. Lomo served as Chairman
                                 of A.B. Chance Industries, Inc., a
                                 manufacturer of electricity-related equipment.
                                 Prior to its acquisition by Hubbell
                                 Incorporated in April 1994, Mr. Lomo also
                                 acted as President and Chief Executive Officer
                                 of A.B. Chance. From January 1995 to June
                                 1996, Mr. Lomo served as the President of
                                 Marley Pump, a division of United Dominion
                                 Company, which is principally engaged in the
                                 manufacture and marketing of submersible pumps
                                 for small water well applications and the
                                 distribution of gasoline. Mr. Lomo is
                                 currently a private investor.

 Robert L. Winikoff  54   1998   Member of the Compensation and Stock Option
                                 Committees of the Company. Partner of the law
                                 firm of Sonnenschein Nath & Rosenthal since
                                 August 2000 and prior thereto was a partner of
                                 the law firm of Cooperman Levitt Winikoff
                                 Lester & Newman, P.C. for more than the past
                                 five years. Sonnenschein Nath & Rosenthal
                                 currently serves as the Company's outside
                                 general and prior to such representation
                                 Cooperman Levitt Winikoff Lester & Newman,
                                 P.C. served as the Company's outside general
                                 counsel since 1987. Mr. Winikoff is a member
                                 of the board of directors of Mediacom
                                 Communications Corporation.

   During 2000, the Board of Directors of the Company met five times. Each director attended more than 75% percent of the meetings of the Board of Directors. The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee; nominees for election as directors of the Company are selected by the Board of Directors. During 2000, there were four meetings of the Audit Committee, three meetings of the Compensation Committee and two meetings of the Stock Option Committee. All of the respective Committee members attended each of the Committee meetings.

   The Audit Committee consists of three non-employee directors: Messrs. Curry (Chair), Lomo and Lee. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee" below.

   The Compensation Committee consists of three directors, two of whom are required by the Company's By-Laws to be independent directors. The current members of the Compensation Committee are Alfred Hickey (Chair), Robert Winikoff and Vincent Young. The Compensation Committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. See "Report of the Compensation Committee" below.

   The Stock Option Committee consists of two directors, each of whom is a non-employee director. The current members of the Stock Option Committee are Alfred Hickey (Chair) and Robert Winikoff. The Stock Option Committee administers the Young Broadcasting Inc. 1995 Stock Option Plan and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A Common Stock or Class B Common Stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to the success of the Company. The Stock Option Committee also has authority to interpret the plan and, subject to certain limitations, to amend provisions of the plan as it deems advisable.

 The Board of Directors recommends a vote FOR the election of the nominees to serve as directors.

                         REPORT OF THE AUDIT COMMITTEE

   The functions of the Audit Committee are focused on three areas:

      . the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

      . the independence and performance of the Company's independent auditors.

      .  the Company's compliance with legal and regulatory requirements.

   The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel.

   The Audit Committee regularly meets privately with both the independent auditors and the Company's financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

   The Directors who serve on the committee are all "independent" for purposes of the listing standards of the National Association of Securities Dealers, Inc. That is, the Board of Directors has determined that no member of the Audit Committee has a relationship to the Company that may interfere with each such member's independence from the Company and its management.

   The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of that charter is attached to this proxy statement as Annex A.

   The management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

   The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

   This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                           Audit Committee of the Board of Directors

                           Bernard F. Curry, Chairman
                           Leif Lomo
                           David C. Lee

           PROPOSAL TO APPROVE NEW 2001 EMPLOYEE STOCK PURCHASE PLAN

   The 2001 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors in November 2000. The Plan provides an opportunity for both rank-and-file and certain executive employees to purchase shares of the Company's Class A Common Stock, with the Company providing a 5% discount and absorbing the cost of brokerage charges for purchases. The Board of Directors believes this opportunity for employee equity participation will enhance the Company's ability to attract new employees and to motivate and retain existing employees. The Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code, and to qualify thereunder must be approved by the Company's stockholders.

   The following is a brief description of the material features of the Plan. The Plan in its entirety is attached to this proxy statement as Annex B.

   All employees of the Company will be eligible to participate in the Plan, except that 5% stockholders, employees who have been employed for less than two years, and employees whose customary employment is 20 hours or less per week or five months or less in a calendar year will not be eligible.

   Eligible employees may elect to apply up to 15% of their compensation during an offering period to purchase shares. The purchase price will be 95% of the fair market value of the stock on the first or last day of an offering period, whichever is lower. Offering periods will generally be six months long (but never more than 12 months). No participant may purchase more than $25,000 of stock per year or, if less, more than 1,000 shares per offering period.

   The Company will establish accounts, initially through ChaseMellon Shareholder Services, for each participant. The Company will pay for brokerage costs associated with the purchase (but not the sale) of shares pursuant to the Plan. Participants may hold or dispose of the shares in their account at any time, subject to securities law restrictions applicable to certain executives.

   The shares the Company makes available under the Plan will be either authorized but unissued shares or shares previously acquired by the Company on the market. The maximum number of shares available under the Plan is 50,000.

   The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee or the Board of Directors can amend or terminate the Plan. However, no such action can adversely affect an employee's existing rights under an offering that has already been made. In addition, the Internal Revenue Code requires that amendments that increase the number of shares available under the Plan or materially increase the eligibility or benefits under the Plan must be approved by shareholders. If not earlier terminated, the Plan shall terminate December 31, 2010.

   No income will be taxable to an employee participating in the Plan at the time of purchase of the shares of Company stock at the 5% discount from fair market value. Upon sale or other disposition of the shares, the employee will generally be subject to tax. If the shares have been held by the employee for more than two years after the date of the onset of the offering period and more than one year after the purchase date of the shares, then the lesser of
(i) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (ii) the 5% discount on the purchase price will be taxable as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are sold before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and further gain or loss on such sale will be capital gain or loss. Different rules may apply with respect to participating employees subject to Section 16(b) of the Securities Exchange Act of 1934. The Company is not entitled to a deduction for amounts taxable to an employee, except to the extent of the ordinary income taxable to an employee upon disposition of shares prior to the expiration of the holding periods described above.

   Approval of the 2001 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the 2001 Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of April 2, 2001 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer and director of the Company, (ii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial holder of our Common Stock listed below is the same as the Company. The table includes shares issuable upon the exercise of options.

                                                                                          Percent of
                         Class A Common Stock          Class B Common Stock               Vote as a
                         -----------------------------------------------------------------  Single
Beneficial Owner           Number             Percent    Number                  Percent   Class(1)
----------------         ------------        ----------------------             --------------------
Vincent J. Young........        3,984(2)(3)         *     1,581,524(4)(5)(6)(7)     54.6     36.5

Adam Young..............        4,000               *       830,036(5)(7)(8)        36.2     22.3

Ronald J. Kwasnick......           (3)             --       211,404(5)(9)            8.8      5.5

James A. Morgan.........          500(3)(10)        *       291,233(5)(6)(11)       11.6      7.4

Deborah A. McDermott....          800(3)            *        96,579(5)(12)           4.1      2.6

NewSouth Capital
 Management, Inc. (13)
 1000 Ridgeway Loop Road
 Memphis, TN 38120......    2,281,065            15.9            --                   --      6.2

T. Rowe Price
 Associates, Inc.(14)
 100 E. Pratt Street
 Baltimore, MD 21202....      779,500             5.5            --                   --      2.1

Neuberger Berman,
 LLC(15)
 605 Third Avenue
 New York, NY 10158.....    1,899,083            13.3            --                   --      5.1

Liberty Wanger Asset
 Management, L.P.(16)
 227 West Monroe Street
 Chicago, IL 60606......      907,600             6.3            --                   --      2.5

Mario J. Gabelli (17)
 c/o Gabelli Asset
 Management Inc.
 One Corporate Center
 Rye, NY 10580..........      757,900             5.3                                         2.0

Bernard F. Curry (18)...       16,300               *            --                   --        *

Alfred J. Hickey, Jr.
 (19)...................       15,300               *            --                   --        *

David C. Lee (20).......        8,196               *            --                   --        *

Leif Lomo (18)..........       16,300               *            --                   --        *

Robert L.
 Winikoff(19)(21).......       63,896               *            --                   --        *

All directors and
 executive Officers
 as a group.............      129,276               *     3,010,776                 89.6     62.8

-------
*Less than 1%.

 (1) Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law.
 (2) Includes 2,812 shares held by his wife.
 (3) Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.

 (4) Includes 69,572 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2001, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 622,352 shares issuable upon the exercise of options granted pursuant to the Plan and 60,266 shares issuable upon the exercise of options granted pursuant to the Plan which are held for the benefit of his minor children. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust.
 (5) Does not include those shares issuable upon the exercise of options granted pursuant to the Plan which are not exercisable within 60 days.
 (6) Includes 2,918 shares held for the benefit of his minor children.
 (7) The table does not include 380,000 shares held by Spray-V Limited Partnership for which Vincent Young, his siblings Richard and Sharon Young, and his mother Margaret Young, serve as directors and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934.
 (8) Includes 141,428 shares held by his wife. Also includes 17,899 shares issuable upon the exercise of options granted pursuant to the Plan.
 (9) Includes 123,009 shares issuable upon the exercise of options granted pursuant to the Plan.
(10) Includes 300 shares held by a family trust.
(11) Includes 237,563 shares issuable upon the exercise of options granted pursuant to the Plan.
(12) Includes 82,024 shares issuable upon the exercise of options granted pursuant to the Plan.
(13) Represents shares beneficially owned by NewSouth Capital Management, Inc. on behalf of its clients, as reported in a Schedule 13G filed in February 2001.
(14) Represents shares beneficially owned by T. Rowe Price Associates, Inc., on behalf of its clients, as reported in a Schedule 13G/A filed in February 2001.
(15) Represents shares beneficially owned by Neuberger Berman, LLC, as reported in a Schedule 13G/A filed in February 2001. Includes 156,600 shares owned by principals of Neuberger Berman, LLC, as to which Neuberger Berman, LLC disclaims beneficial ownership.
(16) Represents shares beneficially owned by Liberty Wanger Asset Management, L.P., on behalf of its clients, as reported in a Schedule 13G/A filed in February 2001.
(17) Represents shares beneficially owned by Gabelli Funds, LLC, GAMCO Investors, Inc., Gemini Capital Management Ltd., and Gabelli & Company, Inc., the securities of each of which Mario Gabelli is deemed to have beneficial ownership, as reported in a Schedule 13D filed with the SEC in March 2001. Such report also identifies Marc Gabelli as another person who controls Gemini Capital Management Ltd. Each of Mario Gabelli and Marc Gabelli indicated in the Schedule 13D that he has no voting or dispositive power with regard to the shares.
(18) Includes 15,300 shares issuable upon the exercise of stock options, 14,300 of which were granted pursuant to the Plan.
(19) Includes 10,896 shares issuable upon exercise of options granted pursuant to the Plan.
(20) Includes 7,196 shares issuable upon exercise of options granted pursuant to the Plan.
(21) Includes 30,000 shares held by a limited liability company for which he serves as manager.

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee

   The Company's Compensation Committee (the "Committee"), which is composed of two independent directors (Alfred Hickey and Robert Winikoff) and one inside director (Vincent Young), is responsible for reporting to the Board concerning the compensation policies followed by the Committee in recommending to the Board compensation for executive officers.

   The Committee utilizes a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services the Company needs to maximize its return to stockholders. The program is premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of the Company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program requires flexibility in order to ensure that the Company can continue to attract and retain executives with unique and special skills critical to the Company's success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer is reviewed annually by the Committee.

   In discharging its responsibilities with respect to its 2000 executive pay program, the Committee utilized the recommendations made in 1999 by executive compensation consultants. The consultants made a review and assessment of the Company's executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflects the risks and challenges facing the Company's executive team. The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationships between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants was comprised of broadcasting industry peer companies. Such comparative companies are not necessarily the same companies included in the indices used in the performance graph that follows, as the Company's competitors for executive talent are not limited to such companies.

   Based on the consultants' recommendations, the Committee determined to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with comparable talents. Specifically, total cash compensation opportunities (salary plus annual bonus) was targeted at the 75th percentile of competitive market levels, as warranted by annual performance. The consultants determined that total cash compensation levels for executives were at or near median (i.e., 50th percentile) competitive rates and significantly below competitive 75th percentile target levels.

   The consultants recommended that the Committee manage executive compensation within the framework of a total annual compensation structure to allow for flexibility in the mix of pay elements and competitive levels while fixing target pay at desired levels. Target total compensation levels, including target annual and long-term incentive opportunities, were developed for each executive position using a pay mix recommended by the consultants. To create a more balanced overall pay structure, a pay mix was developed for each executive, with the executive's year-end cash bonus and long-term incentive compensation tied to a fixed percentage of base salary. The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group. In February 2000, the Board, based upon the Committee's recommendations, established base salary levels for Vincent Young and the other executive officers.

   In February 2000, the Committee established a year-end cash bonus plan providing for bonus awards to executive officers at the discretion of the Board if the Company substantially achieved its objectives in 2000. Included among the objectives that the Committee established for 2000 were (i) the continuing evaluation and pursuit of attractive acquisition opportunities,
(ii) achieving the financial goals set forth in the 2000 budget approved by the Board, (iii) increasing financial community and investor awareness concerning the Company's securities and (iv) developing new areas of business. In recognition of the successful achievement of such objectives and other major accomplishments during 2000, the Committee recommended and the Board approved the year-end cash bonuses to the

Company's executive officers as indicated in the Summary Compensation Table. The Company's executive officers attended numerous conferences and met with many potential investors, and the Company's coverage in the investment banking community has significantly expanded. Furthermore, the Company has substantially met its projected 2000 budget for new business sales. The Committee determined, based on the recommendation of the consultants as discussed above, to increase annual bonus opportunities to provide a meaningful incentive that brings total cash compensation opportunities to competitive 75th percentile rates of pay. Accordingly, the 2000 targeted bonuses for each of the executives were set in line with this objective. These increases are reflected in the Summary Compensation Table.

   The Committee in February 1997 also established an annual incentive cash compensation plan for executive officers that created the potential for significant incentive bonuses if the Company achieved certain cash flow levels. The television broadcasting industry generally recognizes operating cash flow or "OCF" (operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities) as a means of valuing companies. Accordingly, the Committee believed it to be in the best interests of the stockholders to establish an incentive for executive officers to achieve the highest possible OCF. Under the incentive cash compensation plan, if the Company met or exceeded its OCF targets for 2000, a bonus pool was to be created based upon a predetermined rising scale percentage of the excess OCF. The allocation of the bonus pool among the executive officers was to be determined at the discretion of the Board. Based upon the consultants' recommendation, total annual compensation opportunities for each executive position are set approximately halfway between the median and the competitive 75th percentile levels. To accomplish this, the consultants recommended that the plan be more formally structured and contain a smaller discretionary element, while retaining the approach that the performance focus remain tied to OCF growth and improvement based upon specifically budgeted OCF targets. Based upon the consultant's recommendation, stock options under the Company's 1995 Stock Option Plan were granted as long-term incentive compensation to the Company's executive officers, with each executive officer receiving options having a value based upon a percentage of base salary, as discussed above. The value placed upon the options was determined in accordance with a Black-Scholes American option valuation formula.

   As one of the Company's largest stockholders, Vincent Young's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's chief executive officer, Vincent Young's compensation is and will continue to be determined in accordance with the compensation policies outlined herein. Based on the recommendation of the consultants, the Company entered into employment agreements with Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott the terms of which are described under "Employment Agreements."

   The Committee's annual performance evaluation of each executive officer is subjective, will rely heavily on the performance evaluation presented to the Committee by the Company's Chairman, and will not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

   Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) payments are approved by a majority vote of the stockholders prior to payment of such compensation, (iii) the material terms of the compensation are disclosed to the stockholders, and (iv) the compensation committee certifies that the performance goals were in fact satisfied. During 2000, the Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

   While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under
Section 162(m).

                     Compensation Committee of the Board of Directors

                     Alfred J. Hickey, Jr., Chairman
                     Robert L. Winikoff
                     Vincent J. Young

Performance Graph

   The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from December 31, 1995 through December 31, 2000. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each Index on December 31, 1995, and that all dividends, if any, were reinvested.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                  Value of $100 Invested on November 7, 1994

                                 [LINE GRAPH]

                           12/31/95  12/31/96   12/31/97   12/31/98 12/31/99  12/31/00
                           --------  --------   --------   -------- --------  --------
Young Broadcasting Inc.      $100      $104       $137      $148      $181      $119

Nasdaq Stock Market Index     100       123        149       208       387       235

Nasdaq Telecommunications     100       104        147       240       487       222
Stock Market Index

   The Company believes that the foregoing information provided has only limited relevance to an understanding of the Company's compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing its compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Summary Compensation Table

   The following table summarizes the compensation paid in 2000, 1999 and 1998 to the Company's Chief Executive Officer and four other most highly compensated executive officers.

                              Summary Compensation Table
                           --------------------------------
                                                             Long-Term
                                                            Compensation
                                 Annual Compensation           Awards
                           -------------------------------- ------------
                                               Other Annual  Securities   All Other
      Name and                                 Compensation  Underlying  Compensation
 Principal Position   Year  Salary    Bonus         (1)       Options         (2)
 ------------------   ---- -------- ---------- ------------ ------------ ------------
Vincent J. Young      2000 $950,906 $1,865,915   $211,292     131,496       $5,100
 Chairman (CEO)       1999  905,625    760,573    244,724         --         5,100
                      1998  862,500    796,094    259,789     109,595        5,000
Adam Young            2000 $292,163 $  140,552        --        4,849          --
 Treasurer            1999  278,250    116,842        --          --           --
                      1998  265,000    122,299        --          --           --
Ronald J. Kwasnick    2000 $488,132 $  670,460   $ 44,591      28,146       $2,400
 President            1999  464,888    273,299     51,646         --         2,400
                      1998  442,750    286,063     54,826      17,426        2,400
James A. Morgan       2000 $408,890 $  561,390   $ 41,968      23,646       $5,100
 Executive Vice       1999  389,419    228,933     48,608         --         5,100
 President            1998  370,875    239,625     51,601      13,376        5,000
Deborah A. McDermott  2000 $348,666 $  478,828   $ 23,071      10,646       $5,100
 Executive Vice       1999  332,063    195,213     26,721         --         5,100
 President-Operations 1998  316,250    204,331     28,366       2,838        5,000

-----------------
(1) Reflects the forgiveness of loans which were made to employees in 1994 and 1995 for the purpose of satisfying their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock.
(2) Reflects employer contributions to the Company's 401(k) Plan on behalf of the named executive officers. For 2000, 1999, and 1998, such contributions were made in the form of shares of Class A Common Stock valued at fair market value on the date of issuance.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning individual grants of stock options made during 2000 to the named executive officers in the Summary Compensation Table.

                       Option Grants In Last Fiscal Year

                         Individual Grants
                      ------------------------                         Potential Realizable Value
                      Number of   Percent of                             At Assumed Annual Rates
                      Securities Total Options  Exercise               of Stock Price Appreciation
                      Underlying  Granted to     of Base                    for Option Term(3)
                        Options  Employees in     Price     Expiration ----------------------------
   Names              Granted(1)  Fiscal Year  Per Share(2)    Date         5%            10%
   -----              ---------- ------------- -----------  ---------- ------------- --------------
Vincent J. Young       131,496       22.67%      $20.44      4/27/10   $   1,891,671 $   4,604,229
                         8,504        1.47        22.48(4)   4/27/05         104,988       280,413
Adam Young               4,849        0.84        20.44      4/27/10          69,757       169,784
                         7,151        1.23        22.48(4)   4/27/05          88,285       235,799
Ronald J. Kwasnick      37,500        6.47        20.44      4/27/10         539,466     1,313,033
James A. Morgan         33,000        5.69        20.44      4/27/10         474,730     1,155,469
Deborah A. McDermott    20,000        3.45        20.44      4/27/10         287,715       700,284

-----------------
(1) Options may be exercised immediately with respect to 10% of the total option shares indicated for each of the named executive officers. The following fixed percentages of such option shares will become exercisable on April 27, 2001 and on each of the four anniversaries of such date, in cumulative fashion: 15%, 20%, 25% and 30%, respectively.
(2) The exercise price was established at the market price on the date of grant, April 27, 2000.
(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Common Stock increasing to $34.83 and $55.45 respectively.
(4) The exercise price was established at 110% of the market price on the date of grant, as this option is an "incentive" stock option and Adam Young and Vincent Young each possesses more than 10% of the total voting power of the Company's Common Stock.

Fiscal Year-End Option Values

   The following table sets forth information at fiscal year-end 2000 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 2000.

                         Fiscal Year-End Option Values

                        Number of Securities
                       Underlying Unexercised     Value of Unexercised
                       Options At Fiscal Year-    In-the-Money Options
                                 End               At Fiscal Year-End
                      ------------------------- -------------------------
   Name               Exercisable Unexercisable Exercisable Unexercisable
   ----               ----------- ------------- ----------- -------------
Vincent J. Young        634,908      230,567    $4,867,743   $2,251,715
Adam Young               14,899       20,959        64,272      185,860
Ronald J. Kwasnick      109,881       64,984       730,225      626,400
James A. Morgan         226,013       56,737     2,419,717      551,232
Deborah A. McDermott     75,024       34,153       492,120      334,080

Directors' Compensation

   Those directors who are not also employees of the Company receive an annual retainer as fixed by the Board, which may be in the form of cash or stock options, or a combination of both. For the twelve months beginning October 1, 1999, nonemployee directors received an annual retainer in the form of 1,900 shares of Class A Common Stock. For the twelve months beginning on November 1, 2000, nonemployee directors received an annual retainer in the form of 3,700 shares of Class A Common Stock. Nonemployee directors receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Nonemployee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director. In 2000, the term of each of the options received by each nonemployee director in 1995, 1996, 1997, 1998 and 1999 was extended by five years, to a term of ten years.

Employment Agreements

   The Company has employment agreements with Vincent Young (Chairman), Ronald Kwasnick ( President), James Morgan (Executive Vice President and Chief Financial Officer) and Deborah McDermott (Executive Vice President-Operations). Each agreement is for a term ending on March 31, 2004, with automatic three-year renewal terms commencing upon the expiration of such term. The agreements each provide for an initial annual salary for each employee, with automatic annual increases of 5% (subject to additional increases at the discretion of the Board) and for participation in the bonus and incentive plans of the Company and for other employee benefits as are generally available to other senior management employees of the Company.

   Each agreement provides that either the Company or the employee may terminate the agreement on notice given before the expiration of the initial term or any renewal term, and upon such termination the Company shall pay the employee all amounts due for the current term plus a payment of one month of the employee's base salary for each year of service with the Company. Upon a change of control of the Company: (i) if the Company ceases to use the employee's services, he shall be paid for the remainder of the term of his current employment agreement plus a bonus equal to the greater of the amount he would have earned under the Company's bonus plan for the year in which the change of control occurs or the amount earned under the Company's bonus plan during the year preceding the change of control; or (ii) in the event the employee continues to perform services, the Company shall pay his base salary plus an annual bonus equal to the greater of the bonus he would have earned under the Company's bonus plan for the year or the bonus earned under any new incentive plan adopted by the Company; or (iii) if the Company exercises its right to terminate the agreement at the end of the then current term, the employee shall receive severance benefits equal to one month of the employee's then current annual base salary for each year of service. Upon a change of control, the employee shall become immediately entitled to exercise any outstanding options under the Young Broadcasting Inc. 1995 Stock Option Plan. Each agreement subjects the employee to a non-competition covenant in favor of the Company.

401(k) Plan

   The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre- tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $10,500 in 2000, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. Effective January 1, 1997, the 401(k) Plan was amended to offer a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The Company contributed an aggregate of 50,764 shares of Class A Common Stock to the 401(k) Plan in 2000 in respect of matching grants. The 401(k) applies a seven-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Compensation Committee Interlocks and Insider Participation

   Currently, the members of the compensation committee are Alfred Hickey, Robert Winikoff and Vincent Young, the Company's Chairman.

                             CERTAIN TRANSACTIONS

   The Company made loans in 1994 to certain executive officers and other employees of the Company to satisfy their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. The Company made additional loans to such employees in 1995 to satisfy their remaining tax obligations related to such non-cash compensation. The shares were issued to such employees in August and November 1994 pursuant to the Company's terminated Incentive Stock Grant Program (the "Program") and in March 1994 as part of compensation under employment arrangements. At the beginning of 2000, the loan to Vincent Young, Chairman and a director of the Company, had an outstanding principal amount of $211,000. The loans bear interest at the rate of 7.21% per annum. On November 8, 1995, the Board of Directors of the Company adopted a loan forgiveness policy in order to afford employees who received grants under the Program with the benefits intended by the Program without imposing upon them the adverse tax consequences incident thereto. Under the forgiveness policy, all employees of the Company with such loans outstanding who were employed in good standing as of November 15, 1995 could elect to defer for each year thereafter the installments of principal and related accrued interest, provided that such employees were employed in good standing as of each such November 15. For all of such electing employees, one-twelfth of such deferred installment was forgiven as of the end of each full month of employment in good standing during the twelve-month period ended November 15, 1996 and as of the end of each full month of employment in good standing during each twelve-month period thereafter. This policy provides for employee elections similarly to defer the remaining installments as they become due with similar monthly vesting for forgiveness based upon continued employment in good standing. All of such loans were fully forgiven as of November 15, 2000.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has, based on the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

   Audit Fees. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year were approximately $381,000.

   Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Ernst & Young LLP in the 2000 fiscal year relating to financial information systems design and implementation.

   All Other Fees. The aggregate fees for all other services rendered by Ernst & Young LLP in the 2000 fiscal year were approximately $917,000.

   Ratification of Appointment. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as our independent accountants. A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 2000 such reporting persons complied with the filing requirements of said Section 16(a), except that Messrs. Curry, Lomo, Hickey, Lee and Winikoff were each inadvertantly not timely in their filing of one monthly report reporting the extension of the term of options previously received by them in their capacity as nonemployee directors of the Company. See "Executive Compensation--Directors' Compensation."

                                 ANNUAL REPORT

   The Company's 2000 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                          2002 STOCKHOLDER PROPOSALS

   Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2002 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than January 11, 2002.

                                               By Order of the Board of
                                               Directors,

                                               /s/ JAMES A. MORGAN

                                               JAMES A. MORGAN
                                               Secretary

April 10, 2001

                                                                        ANNEX A

                            YOUNG BROADCASTING INC.

                            AUDIT COMMITTEE CHARTER

   There shall be an Audit Committee (the Committee), consisting of at least three Directors. Each member of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

A. General Responsibilities

   In carrying out its responsibilities, the Committee shall:

    1. Maintain open communications with the internal auditors, the independent accountants, management and the Board of Directors.

    2. Report Committee actions to the full Board of Directors and make appropriate recommendations.

    3. In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

    4. Meet at least four times each year, or more frequently as circumstances require. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee should develop in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

    5. Prepare or cause to be prepared all reports and disclosures, including the disclosure required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement, and take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

    6. Meet with the Company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

    7. Review and reassess the adequacy of the Committee's Charter annually. The Chairman of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

    8. Require the independent accountants to review the financial information included in the Company's interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

    9. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by management or the independent accountants.

   10. Review with management and the independent auditors any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.

   11.  Review the adequacy of the Company's internal controls.

   12. Review periodically with the Company's counsel any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

   13. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

B. Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

   In carrying out its responsibilities, the Committee shall:

    1. Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will also review and approve fees paid to the independent accountants and review and approve dismissal of the independent accountants.

    2. Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

    3. Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

    4. Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants; and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

C. Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

   The Committee shall:

    1. Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

    2. Review with management significant risks and exposures identified by management and management's steps to minimize them.

    3. Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

    4. Review with management, the independent accountants and the Chief Financial Officer:

     (a) The Company's internal controls, including computerized information system controls and security; and

     (b) Any significant findings and recommendations made by the independent accountants or internal audit.

    5. After the completion of the annual audit examination, review with management and the independent accountants:

     (a)  The Company's annual financial statements and related footnotes.

     (b) The independent accountants audit of and report on the financial statements

     (c) The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

     (d) Any significant difficulties or disputes with management encountered during the course of the audit.

     (e) Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Committee.

    6.  Review with management:

     (a) Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

     (b) Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

     (c)  The internal audit department's budget and staffing.

                                                                        ANNEX B

                            YOUNG BROADCASTING INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

   Young Broadcasting Inc. (the "Company") hereby establishes its 2001 Employee Stock Purchase Plan (the "Plan") as follows:

   1. Purpose of the Plan. This Plan is adopted to provide eligible employees who wish to become shareholders in the Company and/or to increase their share ownership with a convenient method of doing so through accumulated payroll deductions. The Company's management and Board of Directors believe that employee participation in the ownership of the business is to the mutual benefit of the employees and the Company. The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in
Section 423(b) of the Code.

   2. Certain Definitions.

   2.1 "Account" means the funds accumulated as a bookkeeping matter with respect to an eligible Employee as a result of deductions from such Employee's paycheck for the purpose of purchasing stock under this Plan.

   2.1 "Board" means the Board of Directors of the Company.

   2.2 "Code" means the Internal Revenue Code of 1986, as amended.

   2.3 "Committee" means a Committee designated by the Board to administer the Plan or, if at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board and any references herein to the Committee shall be construed as references to the Board.

   2.4 "Common Stock" means the Company's Class A common stock, $.001 par value.

   2.5 "Compensation" means total cash compensation, including any commissions or bonuses.

   2.6 "Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

   2.7 "ESPP Agent" means the financial services or brokerage firm designated by the Company to act as administrative agent of the Plan.

   2.8 "Effective Date" means January 1, 2001, provided that if the Plan is not approved by shareholders of the Company by the last day of the first Offering Period, then the Plan shall not be effective and all amounts withheld through payroll deduction shall thereupon be returned to Employees, without interest.

   2.9 "Employee" shall mean any individual employed by the Company or any Designated Subsidiary. For purposes of this Plan, an eligible Employee shall not include any individual who performs services for the Company or a Designated Subsidiary solely as an independent contractor, consultant or employee of a third party employment or leasing agency.

   2.9 "Enrollment Date" means the first day of each Offering Period.

   2.10 "Exercise Date" means the last day of each Offering Period.

   2.11 "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (a) if such Common Stock is listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (b) if such Common Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (c) if none of the foregoing is applicable, then the fair market value of a share of Common Stock as determined by the Committee in its discretion.

   2.12 "Offering Period" or "Offering" means the period or periods beginning with the date an option is granted under the Plan and ending with the date (not more than 12 months after such grant) determined by the Committee. During the term of the Plan there will be a series of Offering Periods, with the first Offering Period commencing on the Effective Date, provided that the final Offering Period will end prior to the termination of the Plan.

   2.13 "Purchase Price" shall mean an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

   2.14 "Subsidiary" shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   3. Administration.

   3.1 The Plan will be administered by the Committee. The Committee will have the final power to determine all questions of policy and administrative procedure that may arise in the administration of the Plan and will administer, or will direct the ESPP Agent to administer, the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code and the regulations thereunder, as amended from time to time.

   3.2 The Committee has the power, subject to the express provisions of the Plan, to: (a) determine whether a grant of options to purchase Common Stock will be made at the commencement of each Offering Period; (b) designate from time to time which Subsidiaries of the Company will be eligible to participate in the Plan; and (c) construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration, including correcting any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem appropriate to make the Plan fully effective; (d) amend the Plan, or recommend to the Board any Plan amendments which require shareholder approval, as provided in Section 17; (e) exercise such other powers and to perform such acts in connection with the Plan as the Committee determines will promote the best interests of the Company.

   4. Shares Subject to the Plan.

   4.1 The number of shares of Common Stock for which options may be granted under the Plan is fifty thousand (50,000) shares. If any option granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the Plan.

   4.2 The Common Stock subject to the Plan may be unissued shares or reacquired shares, purchased on the market or otherwise. If the total number of shares for which options are to be granted on any date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

   5. Eligibility.

   5.1 Any Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period, except as otherwise provided in the Plan.

   5.2 An Employee will not be granted an option under the Plan (a) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the

Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (b) if such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries results in such Employee having the right to purchase in a calendar year stock whose Fair Market Value exceeds $25,000 (determined at the Fair Market Value of the shares at the time such option is granted) as provided in Section 423(b)(8) of the Code.

   5.3 Officers of the Company are eligible to participate in Offerings under the Plan, provided, however, that the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

   5.4 For purposes of this Plan, an eligible Employee shall not include (a) employees who have been employed less than 2 years, (b) employees whose customary employment is 20 hours or less per week, and (c) employees whose customary employment is for not more than 5 months in any calendar year.

   6. Grant of Options. The Committee will determine, prior to the Enrollment Date for any Offering Period, whether to grant options to purchase Common Stock of the Company under the Plan to eligible Employees. Unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this Plan.

   7. Participation.

   7.1 An eligible Employee may become a participant in any Offering Period under the Plan by completing an enrollment agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent, by the applicable Enrollment Date.

   7.2 Payroll deductions for an Employee shall commence on the first payday following the Enrollment Date and will continue through the Offering Period unless terminated by the Employee as provided in Section 12 or unless the Plan is terminated as provided in Section 17.

   8. Payroll Deductions.

   8.1 At the time an Employee files the enrollment agreement, the Employee will elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding a total of 15% (or such other percentage as the Committee may determine) of the Compensation which the Employee receives on each payday during the Offering Period.

   8.2 All payroll deductions made for an Employee shall be credited to his or her bookkeeping Account under the Plan. An Employee may not make any additional payments into the Account. The funds allocated to an Employee's Account shall be accounted for separately as a bookkeeping matter but may be commingled with the general funds of the Company until used to purchase Common Stock on an Exercise Date or returned to the Employee. No interest will be paid or accrued on any money in the Accounts of participating Employees.

   8.3 An Employee may discontinue such Employee's participation in the Plan as provided in Section 12. An Employee's enrollment agreement shall be effective for successive Offering Periods unless terminated as provided in
Section 12. To increase or decrease the rate of payroll deductions (within the limitations of the Plan), with respect to the next Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction rate. Such change in rate of payroll deduction shall be effective at the beginning of the next Offering Period following the Company's receipt of the new enrollment agreement.

   8.4 To the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2 of this Plan, an Employee's payroll deductions will be decreased by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") if the aggregate of all such

Employee's payroll deductions which were previously used to purchase Common Stock under the Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code Section 423(b)(8). Payroll deductions shall recommence at the rate provided in such Employee's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless terminated by the Employee as provided in Section 12 or termination of the Plan as provided in
Section 17.

   8.5 On the Exercise Date, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of by the Employee, the Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition by the Employee of Common Stock under the Plan.

   9. Exercise of the Option on the Exercise Date. Each Employee who continues to be a Employee in an Offering on the Exercise Date will be deemed to have exercised his option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price, provided that the maximum number of shares that an Employee can purchase in any single Offering Period cannot exceed 1,000 shares

   10. Employee's Rights as a Shareholder. No Employee will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the Common Stock has been issued by the Company.

   11. Evidence of Stock Ownership.

   11.1 Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited into an account established in the Employee's name at the ESPP Agent.

   11.2 Only to the extent permitted by the ESPP Agent, the Employee may direct, by written notice to the ESPP Agent at the time of the Employee's enrollment in the Plan, that the account with the ESPP Agent be established in the names of the Employee and one other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

   11.3 An Employee may undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in the account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Employee's account at the ESPP Agent until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Employee may move those shares to another brokerage account of Employee's choosing or request that a stock certificate be issued and delivered to him.

   12. Withdrawal.

   12.1 An Employee may withdraw from an Offering in whole but not in part, at any time prior to the next Exercise Date by delivering a withdrawal notice to the Company or, if so directed by the Company, with the ESPP Agent, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

   12.2 To re-enter the Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with Section 7.1. The Employee's re-entry into the Plan will not become effective before the beginning of the next Offering following his withdrawal.

   13. Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the employee's Account shall be used for option exercises in the new Offering, unless the Employee has withdrawn from the Offering by providing proper notice to Company. Upon termination of the Plan, the balance of each employee's Account shall be refunded to him.

   14. No Employment Rights. Neither the Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary nor shall the Plan or any option granted under the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

   15. Rights Not Transferable. No Employee may sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee's Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. If any such action is taken by the Employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 12. An option can only be exercised by the Employee to whom the option has been granted.

   16. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating Employee will be paid to the Employee or his estate.

   17. Amendment or Discontinuance of the Plan. The Committee or the Board will have the right to amend, modify, or terminate the Plan at any time without notice, provided that no Employee's existing rights under any Offering already made under Section 6 hereof may be adversely affected thereby, and provided that any amendment will be subject to shareholder approval if shareholder approval is required under the Code or other applicable law.

   18. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an Employee is entitled to purchase.

   19. Notices. All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

   20. Change of Control.

   20.1 Notwithstanding other provisions of the Plan, in the event of a "Change in Control" of the Company (as defined in Section 20.3 below), all of the options of a participating Employee shall become immediately exercisable, unless directed otherwise by a resolution of the Board or the Committee adopted prior to and specifically relating to the occurrence of such change in control.

   20.2 In the event of a Change in Control, unless otherwise determined by the Board as provided in Section 20.1 or by required law, each participating Employee shall have the right at any time thereafter to and including the original Exercise Date for such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan

   20.3 For purposes of this Section 20, "Change in Control" means:

   (a) there shall be consummated

      (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger, or

      (ii) any sale, lease, exchange, or other transfer (in one transaction or a series or related transactions) of all, or substantially all, or the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

   (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

   (c) any person (as such term is used in Sections 13(c) and 14(d) of the Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it become such 30% beneficial owner; or

   (d) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Broad (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

   21. Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) December 31, 2010; (b) the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company; (c) the date the Committee or the Board acts to terminate the Plan in accordance with Section 17 above; (d) the date when all shares reserved under the Plan have been purchased. Prior to the occurrence of such events, on such date as the Board may determine, the Committee may (but need not) permit a participating Employee to exercise the option to purchase shares of Common Stock for as many full shares as the balance of his Account will allow at the lower of Fair Market Value on the Enrollment Date or the date on which the option is permitted to be exercised. If the Employee elects to purchase shares, the remaining balance of his Account will be refunded to the Employee after such purchase.

   22. Limitations on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his own affairs. An Employee, therefore, may sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws and applicable withholding taxes. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

   23. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares of Common Stock.

Adopted by the Board of Directors:

Approved by Shareholders:

                            YOUNG BROADCASTING INC.
                             599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Vincent J. Young and James A. Morgan, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B Common Stock of the undersigned at the 2001 Annual Meeting of Stockholders of Young Broadcasting Inc., to be held at the offices of KRON-TV, 1001 Van Ness Avenue, San Francisco, California, at 9:00 a.m., local time, on Friday, May 11, 2001, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                      2001 Annual Meeting of Stockholders
                            YOUNG BROADCASTING INC.

                                 May 11, 2001





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A  [X] Please mark your
       votes as in this
       example

       The Board of Directors recommends a vote FOR proposals 1,2 and 3.

                        FOR            WITHHELD
                   ALL NOMINEES     from all nominees

1. Election of                                  Nominees: Vincent J. Young
   Directors            [ ]              [ ]              Adam Young
                                                          Ronald J. Kwasnick
For all nominees except as noted below:                   James A. Morgan
                                                          Bernard F. Curry
                                                          Alfred J. Hickey, Jr.
---------------------------------------                   David C. Lee
                                                          Leif Lomo
                                                          Robert L. Winikoff


                                                FOR    AGAINST  ABSTAIN
2. Proposal to approve the 2001 Employee
   Stock Purchase Plan.                         [ ]      [ ]      [ ]

3. Selection of Ernst & Young LLP as
   Independent Auditors.                        [ ]      [ ]      [ ]


Signature: _____________________________________ Date: ________________________

Signature: _____________________________________ Date: ________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.